As filed with the Securities and Exchange Commission on October 31, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ORIENTAL FINANCIAL GROUP INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	6022	66-0538893
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Oriental Center

Professional Office Park

997 San Roberto Street, 10th Floor

San Juan, Puerto Rico 00926

(787) 771-6800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carlos O. Souffront

General Counsel

Oriental Center

Professional Office Park

997 San Roberto Street, 10th Floor

San Juan, Puerto Rico 00926

(787) 771-6800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie N. Silverman	Michael J. Zeidel
Cleary Gottlieb Steen & Hamilton LLP	Skadden, Arps, Slate, Meagher & Flom LLP
One Liberty Plaza	Four Times Square
New York, New York 10006	New York, New York 10036
(212) 225-2000	(212) 735-3000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒

If this Registration No. 333-183890 Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Preferred Stock, $25.00 liquidation preference per share			$4,000,000	$546

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(2)	The Registrant previously registered an aggregate amount of $20,000,000 of Preferred Stock on its Registration Statement on Form S-1 (Registration No. 333-184497). In accordance with Rule 462(b) under the Securities Act, as amended, an additional amount of Preferred Stock having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the Preferred Stock eligible to be sold under the related Registration Statement on Form S-1 (Registration No. 333-184497), for which a filing fee of $2,728 was previously paid, is being registered. The Registrant previously paid an additional $1,774 of registration fees with respect to the Preferred Stock and hereby applies $546 of such amount pursuant to Rule 457(p) to register additional amounts hereunder.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed with respect to the registration of additional Series D Non-Cumulative Perpetual Preferred Stock of Oriental Financial Group Inc, (the “Company”) a financial holding company and corporation organized in the Commonwealth of Puerto Rico, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-184497), initially filed by the Company with the Securities and Exchange Commission on October 19, 2012, as amended by Amendment No. 1 thereto filed on October 31, 2012, and which was declared effective on October 31, 2012, including the exhibits thereto, are incorporated herein by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan, Commonwealth of Puerto Rico, on October 31, 2012.

ORIENTAL FINANCIAL GROUP INC.

/s/ José Rafael Fernández
By: José Rafael Fernández
Title: President, Chief Executive Officer and Vice Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities, on October 31, 2012.

SIGNATURE	Title

*

Julian Inclán	Chairman

*

José Rafael Fernández	President, Chief Executive Officer and Vice Chairman

*

Juan Carlos Aguayo	Director

*

Pablo Iván Altieri	Director

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SIGNATURE	Title

*

Francisco Arrivi	Director

*

Pedro Morazzani	Director

*

Josen Rossi	Director

*

Ganesh Kumar	Executive Vice President and Chief Financial Officer

*

César A. Ortiz	Senior Vice President and Controller (principal accounting officer)

By:	/s/ José Rafael Fernández
José Rafael Fernández Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion from McConnell Valdés LLC

23.1	Consent of KPMG LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of McConnell Valdés LLC (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included in registrant’s Registration Statement on Form S-1 (File No 333-184497) filed with the Securities and Exchange Commission on October 19, 2012)

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